Exhibit 10.40

CERTEGY INC.

EXECUTIVE LIFE AND SUPPLEMENTAL

RETIREMENT BENEFIT PLAN

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

(Endorsement Non-Equity Method)

THIS SPLIT DOLLAR LIFE INSURANCE AGREEMENT (the “Agreement”) is entered into by and among Certegy Inc. (the “Company”); and                             , an employee of the Company (the “Participant”), effective as of November 7, 2003 (the “Agreement Date”).

WITNESSETH:

WHEREAS, the Participant is a participant in the Plan pursuant to Article II thereof;

WHEREAS, the Company intends to maintain the Policy in order to provide current life insurance protection to the Participant as an additional form of compensation to the Participant.

NOW, THEREFORE, in consideration of these factors and the mutual covenants contained in this Agreement, the parties hereto agree as follows:

Article I — Definitions

The following terms shall have the meanings ascribed to them below for purposes of this Agreement. Other capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Plan:

“Agreement Date” means the 2003 Restatement Effective Date of the Plan or, if later, the date as of which the Participant becomes an Executive Officer.

“Company Premiums” means at any point in time the aggregate sum of all premium payments (whether made pursuant to the terms of the Policy or called for and due under this Agreement) then or theretofore actually paid by the Company to the Insurer and credited to the Policy.

“Existing Policy” means any Policy in existence as of the date this Agreement is executed or otherwise effective and of which the Company is the owner or shall automatically become owner pursuant to Section 2.2 of the Plan.

“Insurer” means the insurance company listed on Exhibit A, and its successors and assigns.

“Net Cash Value” means the cash surrender value of the Policy reduced, as appropriate, by any indebtedness obtained by the Company and secured by the Policy, which indebtedness remains outstanding as of the date of such determination.

“Net Company Premiums” means the Company Premiums reduced by any indebtedness obtained by the Company and secured by the Policy, which indebtedness remains outstanding as of the date of such determination.

“Participant Death Benefit” means a portion of the Policy Death Benefit determined in accordance with Article II.

“Plan” means the Certegy Inc. Executive Life and Supplemental Retirement Benefit Plan, as amended and restated effective as of the 2003 Restatement Effective Date.

“Policy” means the policy or policies of life insurance (more particularly described in Exhibit A) issued by the Insurer on the life of the Participant and legally owned by the Company, together with any and all supplements, endorsements and amendments thereto, and shall include any Existing Policy.

“Policy Death Benefit” means at any point in time the total proceeds of the Policy payable when it becomes a claim at death.

“Policy Endorsement” means the form provided by the Insurer pursuant to which the Company endorses to the Participant (or a Trustee in Interest) the right to name a beneficiary for the Policy Death Benefit.

“Policy Proceeds” means any and all proceeds of any type of, from or under the Policy, including (i) the cash surrender value of the Policy, (ii) any and all proceeds of the Policy payable when it becomes a claim at death, maturity or otherwise, and (iii) distributions or shares of surplus, dividends, deposits or additions to the Policy, now or hereafter made thereunder or apportioned thereto.

“Rollout Event” has the meaning given to it in Section 7.02.

“Termination Amount” has the meaning given to it in Section 3.03.

“Termination Date” has the meaning given to it in Section 7.01.

“Vesting” means a Participant becoming vested upon completing three (3) years of service with the Company (or Equifax, Inc., for periods prior to the Company’s spinoff), measured from the earlier of (i) the Participant’s Commencement Date, or (ii) in the case of a Participant who transferred to the Company in connection with its spinoff from Equifax, Inc., the date the Participant commenced participation in the Equifax Inc. Executive Life and Supplemental Retirement Benefit Plan (U.S.).

Article II – Obtaining Policies

The Company shall become the owner of any Existing Policy not later than the Agreement Date. If there is no Existing Policy, the Company has applied to the Insurer for the Policy, and the Participant and any Trustee in Interest, with the assistance of the Company, will take all reasonable and necessary steps to cause the Policy to be issued. The Policy shall provide a death benefit at least equal to an amount determined in the sole discretion of the Plan Administrator or the Company’s Chief Executive Officer. Such death benefit shall be listed on Exhibit A as the “Participant Death Benefit,” but such Participant Death Benefit shall not exceed the total Policy Death Benefit reduced by the greater of (i) the amount of any Net Cash Value under the Policy, or (ii) the Net Company Premiums at the time the Policy Death Benefit will be paid. The Existing Policy and/or any other Policy shall at all times be subject to the terms of this Agreement and the Plan.

Article III — Policy Interests

3.01 Ownership of Policy. Effective not later than the Agreement Date, the Policy shall be owned by and legal title shall be held by the Company. Unless otherwise provided by this Agreement, the Participant or his assignee shall have no legal, equitable or beneficial right, title or interest in and to the Policy or Policy Proceeds.

3.02 Policy Endorsement. The Company shall execute together with this Agreement a Policy Endorsement documenting the rights of the Participant (or a Trustee in Interest) to name the beneficiary or beneficiaries for the Participant’s Death Benefit.

3.03 Termination Amount. The amount that shall be recovered by the Company from the Policy in accordance with Article VII, upon the occurrence of either (i) a Rollout Event, or (ii) the termination of this Agreement other than because of the Participant’s death, shall be equal to the Net Cash Value. The amount that shall be recovered by the Company from the Policy in accordance with Article VII when this Agreement terminates because of the Participant’s death shall be equal to the excess of the Policy Death Benefit over the Participant Death Benefit. The applicable amount that is determined under this Section 3.03 shall be the Termination Amount.

Article IV – Payment of Premiums

From and after the Agreement Date, the Company shall pay all premium payments as they become due under the terms of the Policy. The Company’s obligation to pay such premiums shall cease at the end of the premium payment schedule, or if earlier, upon the occurrence of any one of the following events:

(a) The Participant’s termination of employment with the Company prior to Vesting for any reason, other than a termination of employment on account of Retirement, Good Reason or becoming Permanently Disabled;

(b) The Participant engaging in a Competitive Activity during the one-year period following his or her termination of employment;

(c) The occurrence of a Rollout Event;

(d) Prior to both a Change in Control and a Participant’s Vesting, the date the Company, in its sole discretion, voluntarily elects to terminate this Agreement; or

(e) Prior to both a Change in Control and a Participant’s Vesting, the termination of the Plan.

Article V – Company Rights

In addition to any other rights provided by this Agreement and the Policy, the Company shall have the following rights with respect to the Policy:

(a) The Company shall have the right, without the consent of the Participant or any Trustee in Interest (or any party with rights that are derived from either of them) to assign or otherwise transfer any or all of its right, title and interest in and to this Agreement, the Policy and the Policy Proceeds, absolutely or as collateral security to any person or entity (including the Insurer or an affiliate of the Company) as determined in the discretion of the Plan Administrator, provided that such action may not cause the Policy to lapse or adversely affect the rights of the Participant or Trustee in Interest with respect to the Participant Death Benefit;

(b) The Company shall have the right to repayment of the Termination Amount in accordance with Article VII;

(c) The Company shall have the right to borrow or withdraw from the cash surrender value of the Policy according to the Policy provisions, but no borrowing or withdrawals shall occur while this Agreement continues prior to when the Company needs to borrow or withdraw to begin payment of benefits to the Participant under the Certegy Inc. Special Supplemental Executive Retirement Plan;

(d) The Company shall have the right to exercise all investment direction rights under the Policy.

Article VI – Participant Rights

In addition to any other rights provided by this Agreement, the Participant shall have the following rights with respect to the Policy:

(a) Notwithstanding any provision hereof to the contrary, the Participant shall have the right to absolutely and irrevocably assign by gift all of his rights and interest in this Agreement and the Policy and to Policy Proceeds to a Trustee in Interest. This right shall be exercisable by the execution and delivery to the Company of a written agreement, in substantially the form attached hereto as Exhibit B, which by this reference is made a part hereof.

Upon receipt of such written assignment executed by the Participant and duly accepted by the assignee thereof, the Company shall consent thereto in writing, and shall thereafter treat the Participant’s assignee as the sole owner of all of the Participant’s rights and interest in and to this Agreement and in and to the Policy. Thereafter, the Participant shall have no rights or interest in and to this Agreement or the Policy, all such rights and interest being vested in and exercisable only by the Trustee in Interest.

(b) The Trustee in Interest shall have the right to transfer to another person or entity (other than the Participant) all or a portion of the right and interest of the Trustee in Interest in and to the Policy or Policy Proceeds, subject in all cases to (i) the Plan, (ii) this Agreement, (iii) prior written notice to the Company, and (iv) the Company’s not providing a written notice of objection to the Trustee in Interest within 60 days after its receipt of written notice. Thereafter, to the extent necessary to give effect to such transfer, the transferee shall be deemed a Trustee in Interest for purposes of this Agreement.

(c) The Participant or a Trustee in Interest, as applicable, shall have the right to designate and change the beneficiary (or beneficiaries) of the Policy;

Article VII – Termination Date and Rollout Event

7.01 Termination Date. This Agreement shall remain in effect from and after the Agreement Date until it terminates upon the earliest of the following events to occur (each a “Termination Date”):

(a) The Participant’s termination of employment from the Company prior to Vesting other than on account of (i) Retirement, (ii) becoming Permanently Disabled, (iii) Good Reason or (iv) a job elimination;

(b) The termination of the Participant’s employment by the Company for Cause;

(c) The Participant engaging in a Competitive Activity during the one-year period following his or her termination of employment;

(d) Prior to both a Change in Control and the Participant’s Vesting, the termination of the Plan;

(e) Prior to both a Change in Control and the Participant’s Vesting, the date the Company, in its sole discretion, voluntarily elects to terminate this Agreement; or

(f) The death of the Participant.

Immediately as of a Termination Date (other than the death of the Participant), neither the Participant, a Trustee in Interest nor anyone else claiming through one of them shall have any rights in or to the Policy or Policy Proceeds.

7.02 Rollout Event. The Plan Administrator, in its discretion, may declare a Rollout Event to occur with respect to the Participant on the latest of (i) the fifteenth anniversary of the Participant’s commencement of coverage under the Policy, (ii) Participant’s attainment of age sixty (60), or (iii) the Participant’s Retirement or becoming Permanently Disabled. The Plan Administrator, in its discretion, may also declare a Rollout Event to occur with respect to the Participant on or as of a date following the Participant’s engaging in a Competitive Activity within the one-year period following his or her Retirement or becoming Permanently Disabled. If a Rollout Event is declared, the Plan Administrator shall recover the Termination Amount in accordance with Section 7.04 and then take such steps as are appropriate to transfer ownership of the Policy to the Participant or a Trustee in Interest, as determined by the Plan Administrator.

7.03 Repayment of Termination Amount Upon Death of Participant. Upon termination of this Agreement pursuant to Section 7.01(f) (i.e., the death of the Participant), the Participant and any Trustee in Interest agree that the Insurer will pay to the Company from the Policy Proceeds an amount equal to the Termination Amount. The balance of the Policy Proceeds shall be paid to the beneficiary or beneficiaries designated to receive such balance in accordance with the terms of the Policy.

7.04 Repayment of Termination Amount in Circumstances other than Death. Upon termination of this Agreement pursuant to Section 7.01(a), 7.01(b), 7.01(c), 7.01(d) or 7.01(e), or upon a Rollout Event, the Company shall obtain receipt of the Termination Amount using one of the methods in the Company’s discretion as follows:

(a) By directing the Insurer to withdraw and pay the Termination Amount to the Company from the Policy Proceeds;

(b) By taking a loan on the Policy equal to the Termination Amount and having such loan proceeds paid to the Company; or

(c) By receipt of payment from the Participant or a Trustee in Interest in an amount equal to the Termination Amount.

If a repayment of the Termination Amount is to occur other than in connection with a Rollout Event, the Company may delay taking such repayment for such period after the termination of this Agreement as it deems appropriate. In this event, however, the rights of the Participant or a Trustee in Interest in the Policy or to the Policy Proceeds shall not be continued, but shall end as provided in Section 7.01.

Article VIII – Miscellaneous

8.01 Agreement Subject to the Plan. The terms and provisions of this Agreement shall at all times be subject to the terms and provisions of the Plan. If any terms or provisions of this Agreement shall conflict with the terms or provisions of the Plan, the terms and provisions of the Plan shall control.

8.02 Binding Effect. This Agreement and the rights and obligations herein shall inure to the benefit of and bind the heirs, legal representatives, successors and assigns of the parties hereto, including successors of the Company resulting from a direct or indirect purchase, merger, acquisition, consolidation, affiliation or other corporate restructuring.

8.03 Amendment of Agreement. The terms and provisions of this Agreement may be amended by the Company in its sole discretion at any time; provided, however, (a) any amendment to this Agreement that imposes new responsibilities on the Participant or a Trustee in Interest must be agreed to in writing by the Participant or the Trustee in Interest, and (b) the Company’s power to amend this Agreement shall be subject to the restrictions on the Company’s power to amend the Certegy Inc. Special Supplemental Executive Retirement Plan.

8.04 Governing Law. This Agreement shall be subject to and governed by the laws of the State of Georgia, without regard to choice of law or conflict of law principles, except to the extent such laws shall be superceded by the laws of the United States.

8.05 Gender, Number and Examples. Except where otherwise indicated by the context, in this Agreement, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other. Whenever an example is provided or the text uses the term “including” followed by a specific item or items, or there is a passage having a similar effect, such passage of this Agreement shall be construed as if the phrase “without limitation” followed such example or term (or otherwise applied to such passage in a manner that avoids limitation on its breadth of application).

IN WITNESS WHEREOF, this Agreement is executed effective as of the Agreement Date.

CERTEGY INC.

By:
	Name:	Participant
Title:

Trustee in Interest (if applicable)

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

EXHIBIT A

LIFE INSURANCE BENEFIT

Insurer:

Policy Number:

Effective Date of Policy:

Participant Death Benefit: $

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

EXHIBIT B

IRREVOCABLE ASSIGNMENT OF SPLIT-DOLLAR AGREEMENT

THIS ASSIGNMENT, dated this      day of                     , 2003,

WITNESSETH:

WHEREAS, the undersigned (the “Assignor”) is the Participant party to that certain Split Dollar Life Insurance Agreement (the “Agreement”), dated as of                     , 2003, by and between the undersigned and Certegy Inc. (the “Company”), which Agreement confers upon the undersigned certain rights and benefits with regard to one or more policies of insurance insuring the Assignor’s life; and

WHEREAS, pursuant to the provisions of said Agreement, the Assignor retained the right, exerciseable by the execution and delivery to the Corporation of a written form of assignment, to absolutely and irrevocably assign all of the Assignor’s right, title and interest in and to said Agreement to an assignee; and

WHEREAS, the Assignor desires to exercise such right;

NOW, THEREFORE, the Assignor, without consideration, and intending to make a gift, hereby absolutely and irrevocably assigns, gives, grants and transfers to                      (the “Assignee”) all of the Assignor’s right, title and interest in and to the Agreement and said policies of insurance, intending that, from and after this date, the Agreement be solely between the Company and the Assignee and that hereafter the Assignor shall neither have nor retain any right, title or interest therein.

Assignor

ACCEPTANCE OF ASSIGNMENT

The undersigned Assignee hereby accepts the above assignment of all right, title and interest of the Assignor in and to the Agreement, by and between such Assignor and the Company, and the undersigned hereby agrees to be bound by all of the terms and conditions of said Agreement, as if the Participant party thereto.

Assignee

Date

CONSENT TO ASSIGNMENT

The undersigned Company hereby consents to the foregoing assignment of all of the right, title and interest of the Assignor in and to the Agreement, by and between the Assignor and the Company, to the Assignee designated therein. The undersigned Company hereby agrees that, from and after the date hereof, the undersigned Company shall look solely to such Assignee for the performance of all obligations under said Agreement which were heretofore the responsibility of the Assignor, shall allow all rights and benefits provided therein to the Assignor to be exercised only by said Assignee, and shall hereafter treat said Assignee in all respects as if the original Participant party thereto.

CERTEGY INC.

By:
Its:

Date